UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report  (Date of earliest event reported):  October 2, 2017

PIER 1 IMPORTS, INC.
(Exact Name of Registrant as Specified in Charter)

DELAWARE	001-07832	75-1729843
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
100 Pier 1 Place Fort Worth, Texas	76102
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code 817-252-8000

                    N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)  On October 2, 2017, Pier 1 Imports, Inc. (the “Company”) issued a press release announcing that effective October 4, 2017, the Company’s Vice President, Controller and Principal Accounting Officer, Darla D. Ramirez, has been appointed Interim Chief Financial Officer in conjunction with the previously announced departure of Jeffrey N. Boyer, Executive Vice President and CFO, effective October 3, 2017.  A copy of this press release is attached hereto as Exhibit 99.1.

Ms. Ramirez’s compensation package for her appointment as Interim Chief Financial Officer includes $250,000 base salary per year and a fixed bonus of $15,000 upon completion of the assignment. She currently participates in the Company’s short-term cash incentive and long-term equity incentive plans.

The selection of Ms. Ramirez to serve as Interim Chief Financial Officer was not pursuant to any arrangement or understanding with respect to any other person. In addition, there are no family relationships between Ms. Ramirez and any director or other executive officer of the Company. There are no transactions between Ms. Ramirez and the Company that would be reportable under Item 404(a) of Regulation S-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

99.1 Press release dated October 2, 2017, announcing the appointment of an Interim Chief Financial Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIER 1 IMPORTS, INC.

Date:	October 2, 2017	By:	/s/ Michael A. Carter
Michael A. Carter, Executive Vice President Compliance and
General Counsel, Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated October 2, 2017, announcing the appointment of an Interim Chief Financial Officer.